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EXHIBIT  99.1

                                  CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), Dr. Ramon Harel, Chief Executive Officer of Scanvec-Amiable, Ltd. (the "Company"), and Gerald J. Kochanski, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company's Annual Report on Form 10-KSB for the period ended December 31, 2002 (the "Periodic Report"), to which this Certification is attached as Exhibit 99.1, fully complies with the requirements of
         Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.


                  A signed original of this written statement required by
Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: March 31, 2003                             /s/ DR. RAMON HAREL
                                                  ----------------------
                                                  Chief Executive Officer


                                                  /s/ GERALD J. KOCHANSKI
                                                  -----------------------
                                                  Chief Financial Officer